Exhibit 99.1

AITX's RAD Construction Momentum Continues with Additional RIO and ROSA Orders

Follow On Deployments Across Active Job Sites Include SARA Autonomous AI Platform

Detroit, Michigan, May 28, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced additional construction sector orders consisting of two RIO™ Mini security trailers and two ROSA™ stationary security devices, all integrated with the Company's SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform. The systems are scheduled for deployment across multiple active construction sites, continuing RAD's growing momentum within one of the Company's most active and rapidly expanding market sectors.

Artist's depiction of a RAD RIO Mini autonomous security trailer operating at an active commercial construction site.

RAD's construction sector momentum has continued building following the Company's previously announced large scale RIO Mini deployment for this same construction client in December 2025. Since that deployment, the client has expanded the use of RAD solutions into additional active job sites, reflecting growing confidence in autonomous security technologies for site visibility, perimeter protection, remote monitoring, and operational responsiveness. The inclusion of both RIO Mini and ROSA devices integrated with SARA further reflects the growing preference for layered AI driven security solutions tailored to the demands of active construction environments.

Importantly, this construction client, like several other RAD construction sector clients, does not maintain an active internal security department or contracted guarding provider. Instead, RAD's autonomous security technologies, including RIO, ROSA, and SARA, are handling monitoring, communications, escalation workflows, and incident response support across active job sites. The Company believes this operational model represents a growing shift within the construction sector as organizations seek more scalable and cost predictable approaches to security and site awareness.

"Construction companies are under constant pressure to secure large, active job sites while controlling costs and maintaining operational awareness," said Troy McCanna, Chief Revenue and Chief Security Officer at RAD. "What we are seeing now is growing recognition that autonomous security solutions are no longer experimental technology. They are practical tools that can be deployed quickly, scaled across multiple sites, and integrated into daily operations. We believe the construction sector is still in the early stages of adopting these technologies, and RAD is exceptionally well positioned to support that growth."

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/